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                                                                  Exhibit 10(dd)

                                STANDARD SUBLEASE

1. Parties. This Sublease, dated, for reference purposes only, March 26, 2002, is made by and between Sparks Exhibits & Environments, Ltd., a California corporation ("Sublessor") and Bradco International, Ltd, a California corporation ("Sublessee").

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 2025 Gillespie Way, Suite B, El Cajon, 92020 located in the County of San Diego , State of California and generally described as (describe briefly the nature of the property) Approximately 25,000 square foot warehouse suite located in an approximate 150,159 square foot building, as set forth on Exhibit
"A"("Premises").

3. Term.
3.1 Term. The term of this Sublease shall be for the period commencing on June 1, 2002 ("commencement date") and ending on June 18, 2006, as may be extended or unless sooner terminated pursuant to any provision hereof.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty days after the commencement date, Sublessee may, at its option, by notice in writing within ten days after the end of such sixty day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate. If possessions not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

4. Rent.
4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $13,249.90, NNN in advance, on the First (1st) day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof Thirteen Thousand Two Hundred Forty Nine Dollars and Ninety Cents ($13,249.90) as Base Rent for June, 2002 Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment, and thereafter as annually increased throughout the term hereof pursuant to paragraph 12.1 of the addendum attached hereto.

4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $13,249.90 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

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6. Use.
6.1 Agreed Use. The Premises shall be used and occupied only for Warehouse and distribution of commercial doors and related products in compliance with applicable law, this Sublease and the Master Lease (as defined below), and for no other purpose.

6.2 Compliance. Sublessor makes no warranty that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the commencement date. No warranty is made to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee. NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said applicable requirements, correction of that non-compliance shall be the obligation of Sublessee at its sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Sublessor and Sublessee shall allocate the cost of such work as follows:

(a) If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof provided, however, that if such Capital Expenditure is required during the last two years of this Sublease and the cost thereof exceeds six months' Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within ten days after receipt of Sublessees's termination notice that Sublessor has elected to pay the difference between the actual cost thereof and the amount equal to six months' Base Rent. If the Parties elect termination, Sublessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least ninety days thereafter. Such termination date shall, however, in no event be earlier then the last day that Sublessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Sublessee (such as governmentally mandated seismic modifications, then Sublessor shall pay for said Capital Expenditure and the cost thereof shall be prorated between the Sublessor and Sublessee and Sublessee shall only be obligated to pay, each month during the remainder of the term of this Sublease, on the date on which Rent is due, an amount equal to the product of multiplying the cost of such Capital Expenditure by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such Capital Expenditure as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Sublessor's accountant), with Sublessee reserving the right to prepay its obligation at any time. Provided, however, that if such Capital Expenditure is required during the last two years of this Sublease or if Sublessor reasonably determines that it is not economically feasible to pay its share thereof, Sublessor shall have the option to terminate this Sublease upon ninety days prior written notice to Sublessee unless Sublessee notifies Sublessor, in writing, within ten days after receipt of Sublessor's termination notice that Sublessee will pay for such Capital Expenditure. If Sublessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Sublessee may advance such funds and deduct same, with interest, from Rent until Sublessor's share of such costs have been fully paid. If Sublessee is unable to finance Sublessor's share, or if the balance of the Rent due and payable for the remainder of this Sublease is not sufficient to fully reimburse Sublessee on an offset basis, Sublessee shall have the right to terminate this Sublease upon ten days written notice to Sublessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of any act or omission of Sublessee or an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.

6.3 Acceptance of Premises and Lessee. Sublessee acknowledges that:
(a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

(b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

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(c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that:

(a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

(b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

7. Master Lease
7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked Exhibit 1, wherein Gillespie Field Partners, LLC is the lessor, hereinafter the "Master Lessor"

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease to the extent applicable to or in connection with the Premises except for the following which are excluded therefrom:
Sublessor's obligation to pay "Base Monthly Rental" (as defined in the Master Lease) to Master Lessor. Sublessor's obligation to pay common area maintenance expenses to Master Lessor pursuant to Article 11 of the Master Lease.

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor.

7.8 Sublessor represents to Sublessee that to Sublessor's actual knowledge as of the date of this Sublease, the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. Assignment of Sublease and Default.
8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

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8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.
9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2

9.3 In the event that Master Lessor does give such consent then:
(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease occurring prior to Master Lessor's exercise of said option.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

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10. Brokers Fee.
10.1 Upon execution hereof by all parties, Sublessor shall pay to IPC Commercial Real Estate, Inc. a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $38,689 for brokerage services rendered by Broker to Sublessor in this transaction.

10.2

11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

12. Additional Provisions. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here. See Addendum Item Numbers 12.1 through 12.23 attached hereto and made a part hereof and the Exhibits attached hereto and made a part hereof.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

SUBLESSOR:
Executed at: Sparks Exhibits & Environments, Ltd.
By ______________________________________________

SUBLESSEE:
Bradco International, Ltd.
By ______________________________________________
MASTER LESSOR:

Executed at: Gillespie Field Partners, LLC
By ______________________________________________

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                                    ADDENDUM

THIS IS AN ADDENDUM TO THAT CERTAIN STANDARD SUBLEASE DATED AS OF MARCH 26, 2002 ("SUBLEASE") BY AND BETWEEN SPARKS EXHIBITS & ENVIRONMENTS, LTD ("SUBLESSOR") AND BRADCO INTERNATIONAL, LTD ("SUBLESSEE") FOR PREMISES LOCATED AT 2025 GILLESPIE WAY, SUITE B, EL CAJON, CA 92020. THE TERMS HEREIN ARE INCORPORATED IN, AND MADE PART OF, THE SUBLEASE.

12.1 Base Rent Adjustments. Beginning on June 1, 2003, and on each anniversary of such date during the term of this Sublease (June 1, 2003, and each such anniversary being an "Adjustment Date"), the Base Rent applicable immediately prior to the Adjustment Date shall be increased by the greater of three percent (3%) or the percentage increase, if any, shown by the Consumer Price Index for all Urban Consumers, All Items (base year 1982-1984 = 100) for Los Angeles-Riverside-Orange County, California ("Index") published by the United States Department of Labor, Bureau of Labor Statistics, for the month immediately preceding the Adjustment Date as compared with the Index for the month immediately preceding June 1, 2002. Sublessor shall calculate the amount of this increase in Base Rent after the United States Department of Labor, Bureau of Labor Statistics, publishes the statistics on which the amount of the increase will be based. If the increase in Base Rent so derived for an Adjustment Date exceeds five percent (5%), then the applicable increase for that Adjustment Date shall be five percent (5%). Sublessor shall give written notice of the amount of the increase, multiplied by the number of installments of Base Rent due under the Sublease since the Adjustment Date. Sublessee shall pay this amount, together with the increased monthly Base Rent next coming due under the Sublease, and shall thereafter pay the monthly Base Rate due under the Sublease at the increased rate, which will constitute Base Rent, until Base Rent is again increased pursuant to this provision. Sublessor's failure to make the required calculations promptly shall not be considered a breach or default of Sublessor under this Sublease or waiver of Sublessor's right to increase Base Rent, nor shall it affect Sublessee's obligation to pay increased Base Rent. If the Index is changed so that the base year differs from that in effect on June 1, 2002, then the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Sublease, the governmental index or computation with which it is replaced shall be used to obtain substantially the same result as if the Index had not been discontinued or revised. As a concession to Sublessee and only if Sublessee does not become in default under this Sublease, Sublessor grants to Sublessee a total credit against Base Rent of Twenty-Nine Thousand Eight Hundred Twelve Dollars and Fifty Cents ($29,812.50) to be applied against the first five (5) calendar months of the term of this Sublease as follows: the amount of Six Thousand Six Hundred Twenty-Five Dollars ($6,625.00) will be credited toward each of calendar months June, July, August and September, 2002, such that the installment of Base Rent payable by Sublessee for each such calendar month will be equal to Six Thousand Six Hundred Twenty-Five Dollars ($6,625.00); the amount of Three Thousand Three Hundred Twelve Dollars and Fifty Cents ($3,312.50) will be credited toward calendar month October, 2002, such that the installment of Base Rent payable by Sublessee for such month will by Nine Thousand Nine Hundred Thirty-Seven Dollars and Fifty Cents ($9,937.50).

12.2 Expenses. From and after the mutual execution and delivery of this Sublease and continuing thereafter throughout the term of this Sublease, Sublessee shall pay Sublessee's Share (as defined below) of Common Area Expenses (as defined below) to Sublessor. Sublessee's Share of Common Area Expenses shall be payable by Sublessee within ten (10) days after each delivery by Sublessor to Sublessee of a statement of actual Common Area Expenses. However, at Sublessor's option, an amount may be estimated by Sublessor from time to time of Sublessee's Share of annual Common Area Expenses and the same shall be payable in monthly or quarterly installments, as Sublessor may designate from time to time, during each twelve (12) month period of the term of this Sublease, on the same day as the Base Rent is due under this Sublease. Following the expiration of each calendar year during the term of this Sublease, Sublessor shall deliver to Sublessee a statement showing Sublessee's Share of actual Common Area Expenses incurred during the preceding calendar year. If Sublessee's payments under this paragraph 12.2 during the preceding calendar year exceed Sublessee's Share of actual Common Area Expenses for such preceding year as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee's Share of Common Area Expenses next coming due. If Sublessee's payments under this paragraph 12.2 during the preceding calendar year were less than Sublessee's Share of actual Common Area Expenses for such preceding year as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within five (5) days after delivery by Sublessor to Sublessee of such statement. The term "Sublessee's Share" means sixteen and twenty three one hundredths percent (16.23%). The term "Common Area Expenses" means all taxes which become payable by Sublessor to Master Lessor (including estimated amounts and actual amounts) pursuant to paragraphs 10.2 and 10.3 of the Master Lease and all charges, expenses and costs which become payable by Sublessor to Master Lessor (including estimated amounts and actual amounts) pursuant to Article 11 of the Master Lease, as well as those utility costs, maintenance and other costs under the Master Lease expressly stated thereunder as being payable by Sublessor in the manner set forth in paragraph 11.3 of Article 11 of the Master Lease. During the initial term of this Sublease (until June 18, 2006), Sublessee's Share of Common Area Expenses per year shall not exceed the aggregate of nine cents ($0.09) per square foot of the Premises per month within such year.

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12.3 Utilities. Without limiting those obligations under the Master Lease assumed by Sublessee pursuant to the terms of this Sublease, Sublessee hereby agrees that Sublessee shall be solely responsible, at Sublessee's sole cost and expense, for the procurement and installation for the Premises of any and all telephone, telecommunication, gas, electric, sewer, water and all other utilities and utility services, and the cost and expense of all utility hookups, utility meters and utility facilities and lines for and/or servicing the Premises. Such obligation shall include, without limitation, the obligation, at Sublessee's sole cost and expense, to pay for all on-site and off-site water, sewer, electric, gas and other utility pipes, conduits, lines and connections for the Sublessee Improvements (as defined below). Sublessee agrees that Sublessor has no obligation to pay for, or cause the construction or installation of, any utility lines, hook-ups, meters or other utility facilities for, or in connection with the Premises. Sublessee shall make all arrangements for and pay for all water, sewer, gas, heat, light, power, telephone service, telecommunication service and any other service or utility provided to the Premises.

12.4 Sublessee Improvements. Sublessee agrees that it shall accept the Premises on an "as-is" basis. Sublessee has informed Sublessor that Sublessee desires to build, at Sublessee's sole cost and expense, within the Premises, approximately four thousand square feet (4,000 sq. ft.) of office space, a reception area and restrooms, and further shall relocate the demising wall within the Premises in accordance with Exhibit "A" attached hereto (collectively, the "Sublessee Improvements").

(a) Sublessor will permit Sublessee to construct the Sublessee Improvements subject however to Sublessee's satisfaction (as reasonably determined by Sublessor) of the following conditions: (i) Sublessee submits to Sublessor and Master Lessor reasonably detailed plans and specifications for the Sublessee Improvements; (ii) the plans and specifications for the Sublessee Improvements are pre-approved in writing by Sublessor, which approval shall not be unreasonably withheld; (iii) Master Lessor shall have pre-approved in writing the plans and specifications for the Sublessee Improvements; (iv) Sublessee has delivered to Sublessor written evidence of insurance acceptable to Sublessor (either certificates or certified copies of policies, as Sublessor may direct) evidencing that Sublessee has obtained all of the insurance required of Sublessee pursuant to the Sublease and the Master Lease, and such additional insurance as Sublessor may request (in Sublessor's commercially reasonable discretion) or Master Lessor may request to be obtained by Sublessee and/or its contractors; (v) Sublessee shall have obtained all licenses, permits and governmental approvals required by applicable law for Sublessee's construction of the Sublessee Improvements; (vi) Sublessee complies with all rules and regulations as may be imposed by Sublessor and/or Master Lessor in connection with such construction such as, without limitation, measures to be taken to mitigated interference with contiguous or adjacent occupants or tenants. Neither Master Lessor nor Sublessor shall have any obligations to pay for or construct any aspect of the Sublessee Improvement or to pay for or construct any facilities outside of the Premises. Sublessee shall be solely responsible for all such costs and expenses including, without limitation, costs and expenses relating to design, permitting, construction, installation, change orders, utilities lines, utility facilities, and any other aspect of the Sublessee Improvements.

(b) All Sublessee Improvements shall be constructed in accordance with all applicable laws and building codes. All work must be performed by licensed and insured contractors pre-approved by Sublessor, which approval shall not be unreasonably withheld. Promptly following substantial completion of the Sublessee Improvements, Sublessee shall deliver to Sublessor as built plans for the Premises and the Sublessee Improvements and a certificate of occupancy for the Premises. Sublessee shall not violate any laws pertaining to occupancy of the Premises and shall not perform any activities, or occupy any portion of the Premises, in violation of applicable law.

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(c) Sublessor has the right to require Sublessee to provide to Sublessor, and
Master Lessor, if requested, at Sublessee's sole cost and expense, a lien and completion bond in an amount equal to one hundred and fifty percent (150%) of the estimated cost of the Sublessee Improvements, to protect Sublessor and Master Lessor against liability for mechanics' and materialmen's liens and to ensure completion of the Sublessee Improvements. Sublessee shall defend, indemnify and hold Sublessor and Master Lessor harmless from and against any and all claims, damages, suits, action, losses, costs and expenses including, without limitation, attorneys' fees and costs, arising from the Sublessee Improvements, the construction thereof, and any mechanics', materialmen's or other liens threatened or filed against the Premises or any other property interest of Sublessor or Master Lessor. Sublessee shall not suffer or permit any lien to be attached to or upon the Premises or any other portion of the Building or Property (as defined in the Master Lease) by reason of any act or omission of Sublessee or any work or materials provided to or for Sublessee or the Premises. If any such lien is filed against the Premises or any other portion of the Property (as defined under the Master Lease), then Sublessee shall, at its sole cost and expense, cause such lien to be released in full within ten (10) days following the date of filing thereof. Sublessee's construction of the Sublessee Improvements are further subject to any additional restrictions and conditions with respect to alterations or improvements under the terms of this Sublease and the Master Lease. All further alterations or improvements at any time proposed for the Premises shall also be subject to the restrictions and conditions imposed under this Sublease and the Master Lease.

12.5 Early Entry. Provided that the conditions set forth in clauses (i) through
(vi) of paragraph 12.4(a) above have been, and continue to be, satisfied in Sublessor's reasonable determination, and provided that the subtenant occupying the Premises as of the date of this Sublease ("Existing Subtenant") vacates the entire Premises and surrenders possession thereof to Sublessor prior to May 1, 2002, then Sublessor will allow Sublessee to enter upon the Premises between May 1, 2002 and May 31, 2002 for the sole and exclusive purpose of constructing the Sublessee Improvements. Sublessee acknowledges that the balance of the Existing Subtenant's leasehold for the Premises is not scheduled to expire until April 30, 2002. If the Existing Subtenant vacates the entire Premises and surrenders possession thereof to Sublessor during the month of April, 2002, then, Sublessor will thereafter deliver written notice thereof to Sublessee. Provided that the other conditions to early entry described above have been, and continue to be, satisfied in Sublessor's reasonable determination, then, Sublessee may enter upon the Premises on the date specified in Sublessor's notice and thereafter up through and including May 31, 2002 for the sole and exclusive purpose of constructing the Sublessee Improvements. During any such period of early entry, Sublessee shall comply with (and be bound by) all terms and provisions of this Sublease.

12.6 Options to Extend. Sublessee acknowledges that Sublessor has two (2) options to extend the term of the Master Lease, each option for a two (2) year extension term. Sublessor may elect to exercise or not exercise such options in Sublessee's sole and absolute discretion. If Sublessor elects to exercise an extension option under the Master Lease, then, Sublessee shall have the right to elect to extend the Sublease for the corresponding two (2) year extension, subject, however, to the following terms and conditions. Sublessee's right to exercise any such option is subject to the timely payment by Sublessee of all monetary amounts due to Sublessor under this Sublease. If Sublessee fails to pay when due any sums owing to Sublessor pursuant to this Sublease more than three
(3) times during the initial term of this Sublease, or more than once during the period of any extension of the initial term of the Sublease, all rights and options of Sublessee to extend the term of the Sublease shall automatically terminate. Sublessee shall exercise each option (if the right to such option comes into existence) by delivery of written notice thereof to Sublessor within ten (10) business days following Sublessor's delivery of written notice of Lessor's election to exercise an option to extend the term of the Master Lease. Sublessee does not deliver such exercise notice to Sublessor within such ten
(10) business day period, Sublessee shall be deemed to have elected not to exercise such option, and all options rights of Sublessee to extend to term of the Sublease shall automatically terminate. If Sublessee timely exercises an option right hereunder provided herein, the terms and conditions of this Sublease shall continue to apply for the corresponding extension term; provided, however, that Base Rent payable by Sublessee for the corresponding extension term shall be equal to the fair market rent (as defined below) for the Premises for such extension term as of the commencement of the extended term. However, in no event shall Base Rent for the first year of any such extended term be less than one hundred three percent (103%) of the Base Rent applicable during the year immediately preceding the extended term. Further, Base Rent for the second year of each extended term shall be increased by the greater of three percent (3%) or the percentage increase in the Consumer Price Index (but in no event greater than 5%) as determined pursuant to paragraph 12.1 above in this Addendum. If the Sublessor and Sublessee cannot agree on the fair market rent of the Premises for the applicable extension term within thirty (30) days after Sublessee has exercised its option for the extended term, Sublessor and Sublessee shall proceed with the determination of fair market rent pursuant to the procedures set forth in paragraph 37.1.3 of the Master Lease regarding the selection of appraisers and the determination of fair market rent by appraisers, including the time frames set forth in such provisions, as if Sublessee were "Tenant" thereunder, and Sublessor was "Landlord" thereunder. For purposes hereunder, "fair market rent" shall have the meaning set forth in paragraph
37.1.3 of the Master Lease as pertaining to the Premises.

12.7 Financial Statements. Sublessee represents and warrants that the financial statements of Sublessee dated January 22, 2002 delivered to Sublessor fairly and accurately represent Sublessee's financial condition. Sublessor agrees to maintain the confidentiality of such financial statements.

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12.8 Indemnity and Insurance. Sublessor shall be deemed an indemnitee under each defense and indemnity obligation under the Master Lease assumed by Sublessee pursuant to the terms of this Sublease. Sublessee shall cause Sublessor and any others that Sublessor may request, to be named as additional insureds under those policies of insurance required to be maintained by Sublessee pursuant to the Assumed Obligations and as to such other insurance coverage Sublessor requires Sublessee to maintain pursuant to the terms of this Sublease.

12.9 Defaults. The occurrence of any one or more of the following events shall constitute a default by Sublessee under the Sublease with or without notice from Sublessor): (i) Sublessee's failure to pay any Base Rent or other Rent within ten (10) days after written notice thereof from Sublessor; (ii) Sublessee's failure to perform any of Sublessee's covenants, agreements or obligations under this Sublease [other than the non-payment of Rent which shall be governed by clause (i) above] if the failure continues for thirty (30) days after written notice of the failure from Sublessor to Sublessee. If the required cure of the noticed default cannot be completed within thirty (30) days, Sublessee's failure to perform shall constitute a default under this Sublease unless Sublessee undertakes to cure the failure within such thirty (30) day period and diligently and continuously pursues the cure thereof to completion as soon as possible, but in no event longer than sixty (60) days following Sublessor's delivery of such original notice of failure to perform; (iii) a general assignment by Sublessee for the benefit of creditors; (iv) the filing of a voluntary petition by Sublessee, or the filing of an involuntary petition by any of Sublessee's creditors seeking the rehabilitation, liquidation or reorganization of Sublessee under any law relating to bankruptcy, insolvency or other relief of debtors that is either not dismissed within ninety (90) days of filing or that results in issuance of an order for relief against Sublessee; (v) the appointment of a receiver or other custodian to take possession of all or substantially all of Sublessee's assets or of the leasehold created hereby; (vi) the attachment, execution or other judicial seizure of all or substantially all of Sublessee's assets or the leasehold created hereby; (vii) Sublessee and/or any one or more of its employees, contractors, agents, officers, directors or invitees commit or permit any act or omission which violates any term or condition of the Master Lease; (viii) Sublessee's failure to timely perform Sublessee's Assumed Obligations; and/or (ix) the occurrence of any other event or election stated under this Sublease to constitute a default by Sublessee.

12.10 Remedies. In addition to all remedies available to Sublessor at law, in equity, or under the terms of this Sublease in connection with any breach or default of Sublessee under this Sublease (including, without limitation, any violation of the Master Lease caused by Sublessee), Sublessor shall also have available to it all of the remedies set forth in Article 17 of the Master Lease in connection therewith. Such remedies under Article 17 of the Master Lease are hereby incorporated herein by reference and deemed to be set forth herein with "Sublessee" replacing "Tenant" and "Sublessor" replacing "Landlord" under such provisions. Without limiting any other rights or remedies of Sublessor in connection with Sublessee's breach or default under this Sublease, Sublessor shall also have the right to recover from Sublessee the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Sublease term after the time of award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided. For purposes of the immediately preceding sentence, "worth at the time of the award" is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The rights and remedies of Sublessor are not exclusive. Sublessor's exercise of any right or remedy in connection with Sublessee's breach or default under this Sublease shall not prevent Sublessor from exercising any other right or remedy which may be provided under this Sublease, under the Master Lease, at law, or in equity whether or not stated in this Sublease. The termination of this Sublease shall not release Sublessee from obligations arising prior to such termination (or as a result of any acts or omissions occurring prior to such termination) including, without limitation, any defense and/or indemnity obligations of Sublessee, and all such obligations shall survive the termination of this Sublease.

12.11 Assignment and Subletting. Sublessee shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate, sublease or encumber this Sublease, the Premises or any interest therein, without the prior written consent of Sublessor which consent may be given or withheld by Sublessor in Sublessor's sole, absolute and arbitrary discretion. Any such assignment, subletting, pledge, mortgage, hypothecation or other transfer of any interest in the Premises or this Sublease without such prior written consent shall be void and shall, at the option of Sublessor, constitute a default under this Sublease by Sublessee. Sublessor may freely assign in whole or in part, Sublessor's interests in the Master Lease and/or this Sublease. If Sublessor assigns or otherwise transfers any such interests, Sublessor shall be automatically released of all liability under any and all covenants and obligations contained in or derived under the Sublease or arising out of any act, occurrence or omission relating to the Premises which occurs after the consummation of such assignment.

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
12.12 Force Majeure. Neither Sublessor nor Sublessee shall be deemed to be in violation of this Sublease if it is delayed in performing any of its non-monetary obligations hereunder by Force Majeure, which term shall be deemed to mean any causes beyond the reasonable control of a party, including, without limitation, strikes, lock-outs, labor unrest, shortages of labor, war, terrorism, enemy action, riot, civil commotion, fire, accident or unavoidable casualty. Each party shall give the other prompt written notice of the occurrence of any Force Majeure, shall take all reasonable efforts to eliminate such event as soon as possible, and upon cessation of such event, shall promptly resume and perform the performance so delayed in accordance with its obligations under this Sublease.

12.13 Late Charge and Interest. Sublessee acknowledges that its late payment of Rent will cause Sublessor to incur costs and expenses not contemplated by this Sublease, including, but not limited to, administrative and collection costs, the exact amount of which is extremely difficult or impractical to fix. Accordingly, if any installment of Rent is not paid within five (5) days the date such Rent is due, Sublessee shall pay to Sublessor, in addition to the installment of Rent then owing, a late payment charge equal to five percent (5%) of the amount of the delinquent installment, regardless of whether a notice of default or notice of termination has been given by Sublessor. Sublessor and Sublessee agree that this late charge represents a reasonable estimate of the costs and expenses incurred by Sublessor from, and is fair compensation to Sublessor for, its loss suffered by such late payment by Sublessee. In addition to such late charge, any Rent or other amounts owing unto Sublessor under this Sublease which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate of ten percent (10%) per annum. Nothing contained herein shall relieve Sublessee of its obligation to pay Rent as and when due and in the manner recorded under this Sublease nor shall any provision hereunder constitute a waiver of any default of Sublessee with regard to any late or non-payment of Rent.

12.14 Master Lease Options and Extensions. Except as expressly set forth above in this Addendum, this Sublease does not confer upon Sublessee any right to extension options, expansion options, options to purchase, or rights of first refusal which may be provided under the Master Lease. Subject to the election rights of Master Lessor under paragraph 9.3(f) of this Sublease, if Sublessor's interest under the Master Lease terminates for any reason other than by the sole fault of Sublessor, this Sublease shall also terminate concurrently therewith and Sublessor and Sublessee hereunder shall have no further obligations or liability to each other except for those obligations of Sublessee hereunder which survive the termination of this Sublease. Sublessee understands that it is the obligation of Master Lessor, and not Sublessor, to provide to the Premises all services and utilities to be provided by Master Lessor under the terms of the Master Lease.

12.15 Exculpation. Notwithstanding any provision of this Sublease or the Master Lease to the contrary, Sublessor shall not be liable to Sublessee, and Sublessee waives all claims arising from, any loss, injury, death or other damage to person or property (including, but not limited to, Sublessee or Sublessee's property), in or about the Premises from any cause, including, but not limited to, defects in the Premises or any equipment or other personal property in the Premises; fire, mold, explosion or other casualties; damage to or defects in any telephone wiring or cabling; or bursts, ruptures, leakage, or overflow of any plumbing or other pipes, piping, tubes, tubing, lines, sparks, tanks, drains, drinking fountains, wash basins, sprinklers or other facilities), except to the extent such loss or injury is solely caused by the willful misconduct or gross negligence of Sublessor. In no event shall Sublessor be liable to Sublessee for any punitive or consequential damages or loss of business by Sublessee.

12.16 Taxes. In addition to any amounts payable by Sublessee pursuant to paragraph 12.2 above, Sublessee shall pay prior to delinquency all taxes and assessments against and levied upon trade fixtures, furnishings, equipment, improvements and other property contained in or made a part of the Premises. Whenever possible, Sublessee shall cause such items to be assessed and billed separately from the real property portion of the Building or Property (as defined in the Master Lease). Sublessee shall be responsible for all taxes and assessments attributable to such items assessed against any such real property.

12.17 Entry by Sublessor. Sublessor or its authorized representative shall have the right to enter the Premises at all reasonable times and upon reasonable notice (provided that in the event of an emergency, notice need not be given) for the purpose of inspecting the same or taking any action or doing any work permitted under (but nothing herein contained in this Sublease shall create or imply any duty on the part of Sublessor to make any such inspection or to take any such action or to do any such work). No such entry shall constitute an eviction of Sublessee. In connection with any such entry, Sublessor will use reasonable efforts not to disrupt or interfere with the normal operations of Sublessee's business.

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12.18 Incorporation of Certain Terms. Without limiting Sublessee's Assumed
Obligations, the following terms contained in the Master Lease are incorporated herein as terms of this Sublease (with each reference therein to "Lease," "Landlord" and "Tenant" to be deemed to refer to this Sublease, Sublessor and Sublessee, respectively): Article 4 (use) except for paragraph 4.1; Article 5 (alterations and additions); paragraph 6.1 (payment of utilities); paragraphs
7.1.1 and 7.1.2 (indemnification); paragraphs 8.3 (including 8.3.1 through 8.3.4) and 8.4 (tenant's insurance); paragraphs 9.1 and 9.2 (care of the Premises), except for the first sentence of paragraph 9.1 and the last two sentences of 9.2; Article 24 (estoppel certificates); Article 25 (subordination and attornment) provided that the phrase "if such successor so requests" shall be inserted immediately following the word "Lease" first occurring in the fourth line in the paragraph 25.2; Article 26 (holding over); Article 27 (liability of successors); 28.1 (easements); paragraphs 31.2.6 and 31.2.7 (indemnification);
Article 32 (interpretation); and Article 33 (time of essence).

12.19 Consent. As stated in this Sublease, Master Lessor's execution of this Sublease is deemed to be Master Lessor's consent to Sublessee's subletting of the Premises pursuant to the terms and conditions hereunder. Such signatures will also be deemed Master Lessor's consent to Sublessee's use of the Premises as stated in this Sublease and Sublessee's non-exclusive use of common areas in connection with Sublessee's use of the Premises, subject, however, to this Sublease, the Master Lease, Master Lessor's rules and regulations, and all underlying leases, restrictions and covenants as to which such use is subject and subordinate.

12.20 First Offer. Sublessor grants to Sublessee a right of first offer ("First Offer Right") with respect to the space leased by Sublessor contiguous with the Premises ("First Offer Space") within the "Building" (as defined in the Master Lease). Sublessee's First Offer Right shall be on the terms and conditions set forth below. The First Offer Right shall pertain only to the first sublease pertaining to First Offer Space entered into by Sublessor after the commencement date of this Sublease. Sublessor shall provide Sublessee with written notice ("First Offer Notice") when Sublessor determines that the entire First Offer Space, or a portion thereof equal to or exceeding ten thousand (10,000) square feet, will become available for sublease to third parties. The First Offer Notice will describe the First Offer Space that will become available for sublease ("Specific First Offer Space") and state the base rent and other material terms under which Sublessor intends to offer such space to other prospective subtenants. If Sublessee wishes to exercise the First Offer Right, Sublessee must, within ten (10) days after delivery of the First Offer Notice to Sublessee, deliver notice to Sublessor of Sublessee's intention to exercise its First Offer Right with respect to all of the Specific First Offer Space. Sublessee must elect to exercise its First Offer Right, if at all, only with respect to all of the space offered by Sublessor to Sublessee, and Sublessee may not elect to sublease only a portion of that space unless Sublessor agrees thereto, as Sublessor determines in Sublessor's sole and absolute discretion. If Sublessee does not exercise its First Offer Right within the above-referenced ten (10) day response period, then, the First Offer Right hereunder shall automatically terminate and Sublessor shall be free to lease the First Offer Space or any portion or portions thereof to any one or more third parties on any terms at any times during the term of this Sublease without any obligation to provide Sublessee with any further right to Sublease all or any portion of the First Offer Space. The First Offer Right shall be personal to the originally named Sublessee under this Sublease and shall be exercisable only by such originally named Sublessee (and not by any assignee, sublessee or other transferee of such Sublessee's interest in this Sublease, or the Premises). Such originally named Sublessee may exercise the First Offer Right only if such originally named Sublessee occupies the entire Premises as of the date of the First Offer Notice. Sublessee shall not have the right to sublease First Offer Space or any portion thereof if Sublessee is in default under this Sublease as of the date of the attempted exercise of the First Offer Right by Sublessee or, at Sublessor's option (in Sublessor's sole and absolute discretion) as of the scheduled date of delivery of the Specific First Office Space to Sublessee. If Sublessee timely and validly exercises the First Offer Right, Sublessor shall tender the Specific First Offer Space to Sublessee on a date selected by Sublessor ("Delivery Date"). Sublessor shall not be liable to Sublessee or otherwise be in breach or default under this Sublease if Sublessor is unable to deliver the Specific First Offer Space to Sublessee on the projected Delivery Date due to the failure of any other subtenant or other occupant to timely vacate and surrender to Sublessor the Specific First Offer Space or any portion of it. If Sublessee timely and validly exercises the First Offer Right, then, beginning on the Delivery Date and continuing for the balance of the term of this Sublease (including any extensions) the Specific First Offer Space shall be part of the Premises under this Sublease (so that the term "Premises" in this Sublease shall refer to the space in the Premises immediately before the Delivery Date plus the Specific First Offer Space) and Sublessee's Share shall


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be adjusted by Sublessor to reflect the increased square footage of the
Premises, and thus the proportionately increased obligation of Sublessee for Common Area Expenses. Sublessee's sublease of theSpecific First Offer Space shall be on the same terms and conditions as affect the original Premises from time to time except as otherwise provided herein, and except that the material terms set forth in Sublessor's First Offer Notice shall apply, including, without limitation, the base rent for the Specific First Offer Space set forth in such notice. Sublessee agrees that if it subleases any Specific First Offer Space, Sublessee shall accept such space in its "as-is" condition. Sublessor shall not be required to construct any improvements in, or contribute any tenant improvement allowance for, any Specific First Offer Space. If Sublessee timely and validly exercises the First Offer Right, Sublessor and Sublessee shall, within fifteen (15) days after Sublessor's delivery of the Specific First Offer Space to Sublessee, confirm in writing the addition of the Specific First Offer Space to the Premises on the terms and conditions set forth herein. At Sublessor's election, such written confirmation shall also confirm the actual Delivery Date, the square footage of the Specific First Offer Space, the increase to Sublessee's Share of Common Area Expenses as adjusted to reflect the addition of the square footage of the Specific First Offer Space to the Premises, the rental commencement date for the Specific First Offer Space, and any other terms that Sublessor may reasonably request be confirmed with respect to this Sublease and the addition of the Specific First Offer Space to the Premises. Notwithstanding any provision of this Sublease to the contrary, Sublessee's First Offer Right hereunder shall not apply, and Sublessor shall have no obligation to provide any such right, during the last six (6) months of the term of this Sublease.

12.21 Notices. All notices required or permitted to be delivered by Sublessor or Sublessee under this Sublease shall be in writing and shall be personally delivered or sent by certified U.S. Mail, return receipt requested, postage prepaid, or by FedEx or other national recognized overnight courier service marked for next business day delivery. Notices to Sublessee shall be delivered to the address of Sublessee set forth across from Sublessee's signature in this Sublease, except that upon Sublessee's taking possession of the Premises, the Premises shall thereafter Sublessee's address for notice purposes under this Sublease. Notices to Sublessor shall be delivered to the address set forth across from Sublessor's signature in this Sublease or such other address as Sublessor may direct from time to time by written notice to Sublessee in conformance with this provision. All notices given in accordance herewith shall be deemed effective upon personal delivery or three (3) business days after deposit in the U.S. Mail or the next business day after the date of deposit with a nationally recognized overnight courier service.

12.22 Entire Sublease. The Addendum attached hereto and the Exhibits attached hereto are incorporated in this Sublease by reference as though fully set forth herein. This Sublease (including such attached Exhibits and Addendum, and those terms of the Master Lease referred to herein) set forth all of the covenants promises, agreements, conditions and understandings either oral or written between Sublessor and Sublessee concerning the Premises and there are no other covenants, promises, agreements, conditions, or undertakings, either oral or written, between them other than as set forth in this Sublease (including the Exhibits and Addendum attached to this Sublease, and those terms of the Master Lease referred to herein). This Sublease may be executed in counterparts all of which, when taken together, shall constitute a fully executed original. No subsequent alteration, amendment, change or addition to this Sublease shall be binding unless reduced to writing and signed by Sublessor and Sublessee; provided further, that if such alteration, amendment, change or addition to this Sublease requires the prior consent of the Master Landlord, then the same shall not be binding unless the prior written consent of Master Landlord thereto is obtained.

12.23 Master Lease. Sublessee acknowledges and agrees that this Sublease is subject and subordinate to the Master Lease. Sublessee shall not commit or permit any of its employees, contractors, agents, officers, directors, or invitees to commit any act or omission which violates any term or condition of the Master Lease. Sublessee further acknowledges that the Master Lease is subordinate and subject to certain underlying documents, instruments, agreements and restrictions, including, without limitation, the "Master Lease" defined under the Master Lease. Sublessee agrees to execute and delivery to Sublessor such other and further documents or instruments and take such further actions as may be reasonably requested by Sublessor to carry out and effectuate the provisions and purposes of this Sublease.

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